                                                                   EXHIBIT 10-16

                                LEASE AGREEMENT



                                    BETWEEN



                           ONE RESEARCH WAY PARTNERS

                                   (LANDLORD)


                                     -AND-



                             LIPOSOME COMPANY, INC.

                                    (TENANT)



                         DATED AS OF:  JANUARY 1, 1995



                         PREMISES:  ONE RESEARCH WAY
                                    PLAINSBORO TOWNSHIP,
                                    MIDDLESEX COUNTY, NEW JERSEY

                               TABLE OF CONTENTS


Article 1  - Demise                                                 1
Article 2  - Term                                                   1
Article 3  - Conditions of Premises                                 1
Article 4  - Rent                                                   2
Article 5  - Use of Premises                                        3
Article 6  - Additional Rent; Net Lease; Repair and Maintenance     5
Article 7  - Rules and Regulations                                  8
Article 8  - Common Area                                            8
Article 9  - Alterations, etc.                                      8
Article 10 - Insurance                                             10
Article 11 - Indemnification                                       12
Article 12 - Fire                                                  12
Article 13 - Eminent Domain                                        15
Article 14 - Assignment or Subletting                              16
Article 15 - Entry by Landlord                                     18
Article 16 - Inspections by Prospective Purchaser
           and Tenants and by Lender                               19
Article 17 - Surrender                                             19
Article 18 - Default                                               20
Article 19 - Bankruptcy                                            22
Article 20 - Quiet Enjoyment                                       23
Article 21 - Consent by Landlord                                   23
Article 22 - Subordination                                         23
Article 23 - Mechanics' Liens                                      24
Article 24 - Notices                                               25
Article 25 - Waiver of Trial by Jury                               25
Article 26 - No other Waiver or Modifications                      25
Article 27 - Curing Tenant's Defaults                              25
Article 28 - Estoppel Certificate                                  26
Article 29 - Parties Bound                                         26
Article 30 - Force Majeure                                         27
Article 31 - Parking                                               27
Article 32 - Definition of Landlord                                27
Article 33 - Taxes on Tenant's Property                            27
Article 34 - Environmental Matters                                 28
Article 35 - Option to Renew                                       30
Article 36 - Right of First Offer to Purchase                      32
Article 37 - Security                                              33
Article 38 - General Provisions                                    34

       THIS LEASE AGREEMENT (herein called "Lease") made and executed as of the 1st day of January, 1995 by and between ONE RESEARCH WAY PARTNERS, a New Jersey limited partnership, having an office at c/o Keller, Dodds & Woodworth, Inc., 103 Carnegie Center, Princeton, New Jersey 08543, (herein called the ("Landlord"), of the one part, and THE LIPOSOME COMPANY, INC., a Delaware corporation, having an office at 1 Research Way, Princeton Forrestal Center, Princeton, New Jersey, 08540, (herein called the "Tenant"), of the other part.

                                   WITNESSETH
                                   ----------

ARTICLE l - DEMISE
            ------

1.1 - That in consideration of the rents and covenants herein set forth, Landlord hereby leases to Tenant, and Tenant hereby rents from Landlord premises containing approximately 49,421 gross rentable square feet, (hereinafter "Premises"), as shown outlined in red on Exhibit "A-1", a copy of which is attached hereto, in the building located at One Research Way, Plainsboro Township, Middlesex County, State of New Jersey (hereinafter "Building") which is situated on that certain parcel of land (said parcel of land together with the Premises, Building and all other improvements located thereon, are hereinafter referred to as the "Parcel") more particularly described in Exhibit "A-2" attached hereto. The gross rentable area of the Building is approximately 49,421 square feet and the Premises constitutes 100% (hereinafter "Tenant's Percentage") of said gross rentable area. This Lease shall be for the term, upon the rentals and subject to the terms and conditions set forth in this Lease and the Exhibits attached hereto.

1.2 - The demise of the Parcel hereunder is subject to the terms and conditions of that certain Ground Lease dated January 21, 1980, between The Trustees of Princeton University, as Ground Lessor and Bowers Development Corporation as Ground Lessee, which was assigned to Landlord on October 11, 1984, as that Ground Lease has been amended by the letter of The Trustees of Princeton University dated ____________ ___, 1994.

ARTICLE 2 - TERM
            ----

2.1 - The term of this Lease shall commence on the date of this Lease (hereinafter "Commencement Date"). The term shall be for a period of twelve (12) years, ending on the day immediately preceding the twelfth (12th) anniversary of this Lease, unless extended as provided for elsewhere herein.

ARTICLE 3 - CONDITION OF PREMISES
            ---------------------

3.1 - Tenant had possession of the Premises for a period of time prior to the commencement of this Lease and therefore accepts the Premises in its "as-is" condition, except as set forth on Schedule B, which sets forth those repairs and replacements which shall be commenced by Landlord immediately upon the execution of this Lease. Landlord shall have no obligation to

(i) alter, improve, decorate or otherwise prepare the Premises for Tenant's occupancy, (ii) provide Tenant with any tenant improvement allowance, or (iii) obtain a Certificate of Occupancy or other permits or approvals which may be required for Tenant's occupancy of the Premises. Tenant acknowledges that the Premises are leased to Tenant "as is" on the date hereof; and Landlord acknowledges that Tenant has occupied portions of the Premises for some time and has added to it substantial structural changes at Tenant's own expense, such as a loading dock, chemical storage facilities, laboratories, and the like. Except as expressly set forth herein, neither Landlord nor Landlord's agents have made any representations or promises with respect to the physical condition of the Building, the land upon which it is erected or the Premises. Tenant has inspected the Premises and is thoroughly acquainted with their condition, and acknowledges that the taking of possession of the Premises by Tenant shall be conclusive evidence that the Premises were in good and satisfactory condition at the time such possession was so taken.

3.2 - Tenant may at its own expense select and employ its own contractors for work within the Premises and on the Parcel. Such work shall include, but shall not be limited to the installation and renovation from time to time, of Tenant's laboratory facilities (hereinafter "Laboratory Areas"), Tenant's manufacturing facility (hereinafter "Manufacturing Area"), (all such work hereinafter called "Tenant's Work"), provided (i) Tenant advises Landlord in writing of its intention to do so prior to commencement of any such work which shall include a list of all proposed contractors, and (ii) Landlord has not indicated to Tenant in writing that it objects to any such contractors or sub-contractors. Any such objection by Landlord must be raised within ten (10) days of its receipt of notice of such commencement, and must not be unreasonable, nor shall same be unreasonably withheld or conditioned. In no event shall any contractors and sub-contractors performing Tenant's Work file any mechanics lien or contractors lien against the Building and/or Parcel of Landlord and Tenant hereby agrees to protect, defend, indemnify and save Landlord harmless of and from any damages, costs or expenses incurred by Landlord in connection with such mechanics liens and contractors liens.

3.3 - Tenant and its contractors shall be responsible for transportation, safekeeping and storage of materials and equipment used in the performance of Tenant's Work and for the removal of waste and debris resulting from the performance of Tenant's Work and Landlord shall not be responsible for the work of Tenant's contractors. Prior to commencement of Tenant's Work, Tenant shall obtain and maintain, at its expense, Workmen's Compensation and Bodily Injury and Property Damage Public Liability Insurance and other policies of insurance which include coverage equivalent to so called "Builder's Risk" Insurance (all such insurance shall conform to the requirements of Article 12 hereof) and shall submit certificates as evidence thereof to Landlord.

ARTICLE 4 - RENT
            ----

4.1 - Landlord reserves and Tenant covenants to pay to Landlord without demand, setoff or abatement at 103 Carnegie Center, Princeton, New Jersey 08543, or at such other place as may hereafter be designated in writing by Landlord, on the days and in the manner herein prescribed for the payment thereof guaranteed Minimum Rent and Additional Rent (as hereinafter defined) for the Premises as set forth in this Article 4 and in
Article 6.
4.2 - Tenant, covenants to pay a fixed guaranteed minimum annual rent (hereinafter "Minimum Rent"), payable in monthly installments in advance of the first day of each month commencing on the Commencement Date, as follows:


Period Sq. Ft. Rental         Annual Rental  Monthly Rental
- ----------------------------  -----------------------------

1/1/95 -    $11.50 (triple net)     $568,341.50     $47,361.79
12/31/01

1/1/02 -    $14.00 (triple net)     $691,894.00     $57,657.83
12/31/06


4.3 - In addition to the Minimum Rent stipulated herein, Tenant covenants and agrees to pay to Landlord as additional rent (hereinafter "Additional Rent") all other sums and charges which are, pursuant to the terms of this Lease, to be paid by the Tenant. Except as otherwise specifically provided in this Lease, Additional Rent shall be due and payable on the first day of the month but not less than ten (10) days following the date on which Tenant is given notice of Additional Rent due.

4.4 - The term "lease year" means each twelve (12) month period during the term hereof, the first lease year being the period beginning on the date when the first monthly installment of Minimum Rent is to be paid in advance and ending at the conclusion of that twelve (12) month period. The last lease year means the period beginning on the first day of the twelve (12) month period at the end of which this Lease expires and ending on the date that this Lease shall terminate.

4.5 - In the event Tenant shall fail to pay Minimum Rent and/or Additional Rent when due, and such failure shall continue for 10 days after notice by Landlord to Tenant then, in addition to the Landlord's rights as contained in Article 18 hereof, interest shall accrue thereon at the rate equal to the Prime Rate as published in the Wall Street Journal from time to time plus two percent (2%).

ARTICLE 5 - USE OF PREMISES
            ---------------

5.1 - Tenant covenants and agrees to use and occupy the entire Premises solely for the purpose of the manufacture of pharmaceuticals, as a research laboratory and general office use, together with such other uses as are permitted by and consistent with the applicable private use restrictions affecting the corporate park of which the Building is a part and for no other purpose, and such use and occupancy shall be in compliance with all applicable laws, ordinances, requirements and regulations of any governmental authority having jurisdiction, and also in compliance with Landlord's Rules and Regulations as set forth in Exhibit "D" hereto.

5.2 - Tenant acknowledges that there are federal, state and local laws, regulations and guidelines, and that additional laws, regulations and guidelines may hereafter be enacted relating to or affecting the Parcel and concerning the impact on the environment of construction, land use, the maintenance and operation of structures, and the conduct of business. Tenant will not cause or permit to be caused, any act or practice, by negligence, omission or otherwise, that would adversely affect the environment or that would violate any of said laws, regulations or guidelines. Any violation of this covenant shall be an event of default pursuant to Article 18 hereof. Tenant shall be solely responsible to make any changes in the Premises and/or Parcel pursuant to said laws, regulations and guidelines and agrees to protect, defend, indemnify and save Landlord harmless from any damages, costs or expenses incurred by Landlord in connection with Tenant's obligations under this Paragraph 5.2.

5.3 - It is understood and agreed that Tenant shall not place a load on any floor of the Premises exceeding a floor load which such floor was designed to carry and which is allowed by law.

5.4 - Tenant shall not place any obstructions, refuse or debris of any kind which would tend to obstruct the areas in front of or around the Building. Tenant shall keep the Premises in a neat and clean condition, and shall cause all garbage and refuse to be removed.

5.5 - Tenant shall not suffer or permit the Premises, or any part thereof to be used in any manner which would in any way, (i) violate any of the provisions of any grant, lease or mortgage to which this Lease is subordinate, provided that any such provision is not inconsistent with the rights acquired by Tenant under this Lease, (ii) violate any laws or requirements of public authorities, (iii) because of a change in the current use of the Premises, make void or voidable any fire or liability insurance policy then in force with respect to the Parcel,
(iv) make unobtainable or extraordinarily difficult to obtain (from reputable insurance companies authorized to do business in New Jersey at standard rates) any fire insurance with extended coverage, or liability, or boiler or other insurance which may be reasonably required to be furnished by Landlord under the terms of any lease or any mortgage to which this lease is subordinate, (v) cause physical damage to the Parcel or any part thereof, or constitute a nuisance therein, (vi) reasonably be perceived to impair the appearance, character or reputation of the Parcel. The provisions of this Section 5.5 and the application thereof, shall not be deemed to be limited in any way to or by the provisions of any of the articles of this Lease or any of the Rules and Regulations referred to in this Lease except as may herein be expressly otherwise provided.

5.6 - If any governmental license or permit shall be required for the proper and lawful conduct of Tenant's business in the Premises, or any part thereof, then Tenant, at its expense, shall duly procure and thereafter maintain such license or permit and Tenant shall at all times comply with the terms and conditions of each such license or permit.

5.7 - In addition to the other uses specified herein, Tenant may continue to maintain on the parcel the five (5) modular units (the "Modular Units") currently existing thereon, until

September 1, 1996, at which time the Modular Units shall be removed from the Parcel at Tenant's expense and the portion of the Parcel where the Modular Units were located shall be restored to its condition before their installation. The Modular Units shall be deemed a part of the Premises and the use and occupancy thereof shall be in accordance with the provisions of this Lease.

Tenant's use, occupancy, maintenance and removal of the Modular Units shall be in full compliance with (i) all applicable laws, ordinances, requirements and regulations, (ii) the terms and provisions of the Ground Lease as defined in
Section 1.2, and (ii) the Rules and Regulations.

Tenant shall pay Landlord, as Additional Rent, and in consideration of Landlord's willingness to permit the Modular Units to remain on the parcel until September 1, 1996, the following amounts (the "Modular Rent") on the dates indicated below:

          (i)     On March 1, 1995..................$4,800
          (ii)    On September 1, 1995.............. 7,500
          (iii)   On March 1, 1996..................10,002

If Tenant removes the Modular Units and restores the Parcel prior to September 1, 1996, then as of the date of the completion of such restoration (the "Modular Termination Date") Tenant's obligation to pay the Modular Rent shall terminate, and if no Event of Default has then occurred or is then continuing, Landlord shall return to Tenant the proportional amount of any payment of Modular Rent which relates to the number of whole (but not partial) months remaining after the Modular Termination Date for which Modular Rent was paid.

If Tenant shall fail to remove the Modular Units before the close of the business day on September 1, 1996, time being of the essence, an Event of Default shall be deemed to have occurred and, in addition to all other rights and remedies which Landlord may have under this Lease, Tenant shall pay Landlord on September 2, 1996, the amount of $250,000; provided, however, that payment of this amount shall not be deemed to cure the occurrence of an Event of Default or to allow Tenant to extend the time that the Modular Units may remain on the Parcel.

ARTICLE 6 - ADDITIONAL RENT; NET LEASE; REPAIR AND MAINTENANCE
            --------------------------------------------------

6.1 - Tenant shall pay Landlord or others, as specified and at times set forth in this Lease, the amount of all expenses which Landlord incurs of every kind and nature which Landlord shall pay or become obligated to pay because of the ownership of the Parcel, but only those which are necessary and appropriate in connection with the efficient and economical operation of the Parcel, including, but not limited to insurance premiums for policies of insurance specified in
Article 10 hereinafter, utility charges (which are to be paid directly to others), and Real Estate Taxes, it being the intention of the parties hereto that the Rent to be received by Landlord shall be absolutely net of all expenses. It is understood by the parties hereto that Tenant has herein obligated itself to pay directly all utilities, and to have full responsibility to maintain the Premises. As such, Landlord's responsibility to perform duties with respect to the Parcel, the Premises and the Building are intended to be limited exclusively to those obligations of Landlord expressly provided in this Lease. Tenant's reimbursement obligations shall not include (a) debt service payment of principal, interest, points, origination fees, penalties or any other cost or expense in connection with any loan obtained by Landlord, repayment of which is secured by the Leased Premises or any portion thereof, (b) management, legal, accounting and administrative expenses of Landlord, or (c) those repair obligations of Landlord expressly set forth in this Lease.

Tenant shall have the right, upon giving two (2) weeks prior written notice to Landlord, to make reasonable inspections of Landlord's books and records related solely to the items of Additional Rent so as to verify the sums due from Tenant as Additional Rent.

6.2 - Tenant, at Tenant's sole cost and expense, shall maintain the Premises, including all interior and exterior areas, in good order, condition and repair and shall operate the Premises. Tenant's costs shall include, but are not limited to, costs and expenses for the following: gardening and landscaping; utilities, water and sewage charges; maintenance of signs; premiums for liability, property damage, fire and other types of casualty insurance and worker's compensation insurance; all property taxes and assessments levied on or attributable to the Premises; fees for required licenses and permits; routine maintenance and repair of roof membrane, flashings, gutters, downspouts, roof drains, skylights and waterproofing; maintenance of paving (including sweeping, sealing, striping, repairing, resurfacing, and repaving); general maintenance; painting; lighting; cleaning; refuse removal; security; snow and ice removal; management and supervision, and, similar items. Tenant shall neither commit waste nor damage the Premises and shall throughout the Term, at Tenant's sole cost and expense, assume all responsibility and obligation for the physical condition of the Premises and its sidewalks, curbs, parking areas, utilities and grounds, and shall make all necessary repairs and replacements thereto, interior and exterior, structural and non-structural, ordinary and
extraordinary and foreseen and unforeseen.   If any portion of the Premises or
any system or equipment in the Premises which Tenant is obligated to repair cannot be fully repaired or restored, Tenant shall promptly replace such portion of the Premises or system or equipment in the Premises, regardless of whether the benefit of such replacement extends beyond the Lease term. All repairs and replacements of a structural nature, except emergency repairs and replacements, shall be subject to the prior approval of Landlord and shall be constructed in a good and workmanlike manner. Tenant shall be entitled, but shall not be required, to make repairs and replacements from time to time which result in a level of quality which is consistent with the Restoration Specifications (such level of quality referred to hereinafter as "Building Standard"), dated December 27, 1993, by George Geiger & Associates, Inc., a copy of which is attached hereto as Exhibit "C".

6.3 - Landlord's sole repair obligation, which Landlord hereby undertakes, shall be limited to any reasonably required repair the building structure (which is defined as the footings and foundations, supporting columns and load bearing exterior walls). Landlord's obligations shall not apply to items installed by Tenant or Tenant's contractors or any repair and/or replacement caused by acts or omissions of Tenant, its agents, employees, contractors or invitees.

6.4 - Tenant shall pay, directly to the appropriate supplier, the cost of all natural gas, heat, light, power, sewer service, telephone, water, refuse disposal and other utilities and services supplied to the Premises and shall be responsible for maintaining all utility equipment in operating order.

6.5 - Tenant shall pay Landlord, on a quarterly basis all real estate taxes and other taxes (except as set forth below), assessments, governmental charges, fees and levies, general and special, ordinary and extraordinary, unforeseen as well as foreseen, of any kind and nature for public improvements, services or benefits imposed upon or otherwise relating to the Premises and all other fees or taxes which may be levied in lieu of any of the above, which are assessed, levied, confirmed, imposed or become a lien upon the Premises or become payable during the Term (collectively "Real Property Taxes"). Upon receipt of any tax bill from any taxing authority, Landlord shall forward a copy of any such tax bill to Tenant, together with any communication as to the date on which such payment is due. Payment of Real Property Taxes shall be due and payable by Tenant ten (10) days before such Real Property Taxes shall become due to the appropriate taxing authority. Real Property Taxes shall also include reasonable expenses of tax abatement or other proceedings contesting assessments or levies, it being understood that Landlord shall have the first right to contest any tax assessment. If Landlord chooses not to contest such assessment, Tenant shall be entitled to contest such assessment, at Tenant's own expense, in which event Landlord agrees to execute all forms which it is reasonably requested by Tenant to execute in connection with such contest, and Landlord agrees not to take any actions which are contrary to Tenant's contest of such assessment. If the Real Property Taxes in the jurisdiction in which the Premises located are payable on the basis of a fiscal/tax year other than a calendar year, for the purposes of this Lease, Taxes shall be computed on a calendar year basis, based upon the portion of each fiscal/tax year falling within the calendar year. Nothing contained in this Lease shall require Tenant to pay any franchise, corporate, estate, sales, use, inheritance, successions or transfer tax of Landlord, or any income, profits or revenue tax or charge upon the income of Landlord; provided, however, that if under the laws of the United States Government or the state in which the Premises are located, or any political subdivision thereof, a tax or excise on rent or any other tax, however described, is levied or assessed by any political body against Landlord on account of Rent, Tenant shall pay such tax or excise on Rent.

6.6 - Tenant acknowledges that during the term of this Lease, the Premises shall be under Tenant's sole custody and control, and Tenant agrees to use and occupy the Premises as Tenant is herein given the right to use at Tenant's own risk; and, except as otherwise set forth herein, Landlord shall have no responsibility or liabilities for any loss of or damage to any of Tenant's property or leasehold improvements, etc. (including, without limitation,
Tenant`s  Property),  or  for  any  inconvenience,   annoyance, interruption or
injury to business arising from Landlord's making any repairs or changes which Landlord is permitted by this Lease, or required by law, to make in or to any portion of the Premises, or in or to the fixtures, equipment or appurtenances thereof.

6.7 - If Tenant fails to make any payment of Real Property Taxes by the due date thereof, Landlord shall have the right to require Tenant to pay Landlord a sum equal to one-twelfth (1/12) of the annual Real Property Taxes payable by Tenant under this Lease, together with each monthly payment of Base Rent; provided however, the aforesaid provision shall not apply to the first occurrence in any calendar year provided that such payment is made within ten
(10) days after the due date. If Tenant fails to pay, either to Landlord or directly to any insurer, any insurance premium for which Tenant is responsible by its due date, Landlord shall have the right to collect from Tenant for such insurance a sum equal to one-twelfth (1/12) of the annual insurance premiums payable by Tenant under this Lease, together with each monthly payment of Minimum Rent; provided however, the aforesaid provision shall not apply to the first occurrence in any calendar year provided that such payment is made within ten (10) days after the due date. Landlord shall hold such payments in a non-interest bearing impound account, and shall make all payments of Real Property Taxes and/or insurance by the date on which such payments are due. If unknown, Landlord shall reasonably estimate the amount of Real Property Taxes and/or insurance premiums when due, based upon the immediately prior bills and the advice of the tax collecting authority or the insurance company representatives for such estimated payment. Tenant shall pay any deficiency of funds in the impound account to Landlord upon written request. If Tenant defaults under this Lease, Landlord may apply any funds in the impound account to any obligation then due under this Lease. In the event the estimated payments exceed the actual annual payments of Real Property Taxes and insurance, Landlord shall reimburse Tenant any such excess. Landlord shall, upon the request of Tenant, provide Tenant with copies of tax and/or insurance bills and evidence of payment of same.

ARTICLE 7 - RULES AND REGULATIONS
            ---------------------

7.1 - Tenant covenants and agrees to faithfully observe and comply with the "Rules and Regulations" affixed to this lease and made a part hereof as Exhibit "E", as well as any other and further reasonable Rules and Regulations which Landlord may hereafter make.

ARTICLE 8 - COMMON AREA
            -----------

8.1 - To the extent that the Ground Lease as defined in Section 1.2, in its form as of the date of this Lease, a copy of which has been provided to Tenant by Landlord, provides rights to any person or entity to the use of any driveways, footways or other portions of the Parcel, excluding the Building, on which the Premises is located (the "Common Area"), Tenant's right to the use of such areas, if any, shall be deemed non-exclusive and subject to the rights of such other parties in and to the Common Area.

ARTICLE 9 - ALTERATIONS ETC.
            ----------------

9.1 - Tenant shall make non-structural alterations, decorations, installations, additions or improvements (hereinafter "Tenant Changes") in or to the Premises up to $20,000 in cost. Tenant shall, however, furnish Landlord with outline plans and specifications for such minor Tenant Changes prior to the commencement of the work. Tenant shall make no Tenant Changes in or to the Premises exceeding $20,000 in cost without in each instance obtaining the

Landlord's prior written consent, which consent shall not be unreasonably withheld, conditioned or delayed and then only by contractors or mechanics subject to Landlord's reasonable approval, and in conformance with detailed plans and specifications which have been previously submitted to the Landlord and which are subject to the Landlord's approval, which approval shall not be unreasonably withheld, conditioned or delayed. However, all Tenant Changes which are structural in character or which affect the mechanical or HVAC systems must receive Landlord's prior written consent whether the cost thereof is more or less than $20,000. All Tenant Changes shall be done at Tenant's cost and expense.

All Tenant Changes upon the Premises (including those Tenant Changes which have already been made pursuant to the prior Lease between Landlord and Tenant for the Premises), made by either party (excepting only Tenant Changes regarding the Laboratory Area and the Manufacturing Area, to be restored in accordance with the provisions of Section 9.5 and 17.2, and Tenant's equipment and movable trade fixtures) shall, unless Landlord shall elect otherwise, become the property of Landlord, and shall remain upon, and be surrendered with, the Premises as a part thereof at the end of the term. Any election by the Landlord not to have Tenant Changes remain upon the Premises either (a) at the end of the lease term, or any renewal or renewals thereof, or (b) upon the any early termination of the lease term, shall be made by giving written notice of such election to Tenant not less than (a) thirty (30) days prior to the expiration of the lease term, or (b) within thirty (30) days after any other termination of this Lease. The foregoing notice requirements shall not apply to any restoration obligations of Tenant regarding the Laboratory Area and the Manufacturing Area, which shall be governed by the provisions of Section 9.5 and 17.2.

9.2 - Tenant agrees that any Tenant Changes shall be done in a good and workmanlike manner and in conformity with all laws, ordinances and regulations of all public authorities having jurisdiction.

9.3 - Tenant agrees that it will procure all necessary permits before making any Tenant Changes. Landlord agrees that, without cost or expense to Landlord, it will cooperate with Tenant in obtaining such permits. Tenant agrees to pay promptly when due the entire cost of any work done by or for Tenant upon the Premises so that the Premises shall at all times be free of liens for labor or materials. Tenant agrees to save and indemnify Landlord from any and all injury, loss, claims, or damages to any person or property occasioned by or in connection with any Tenant Changes.

9.4 - Any such Tenant Changes shall be performed in such manner as not to delay or impose any additional expense upon Landlord in the maintenance or operation of the Building. Prior to the commencement of Tenant Changes, Tenant shall obtain and maintain at its expense Workmen's Compensation Insurance and Bodily Injury and Property Damage Public Liability Insurance and other policies of insurance with coverages equivalent to so called "Builders Risk" Insurance (all such insurance shall conform to the requirements of Article 10 hereof) and shall submit certificates as evidence thereof to Landlord.

9.5 - At the expiration of the term of this Lease or any renewal thereof, Tenant shall at its sole cost and expense (i) remove so many of Tenant fixtures and restore so much of the

Premises to its condition prior to the installation of Tenant's fixtures as Landlord designates, and (ii) at Landlord's election, restore all or part of the Laboratory Area and Manufacturing Area to Building Standard office areas in accordance with the specifications set forth in Exhibit "C" hereto. Tenant shall not be obligated to leave any of its laboratory or manufacturing equipment or fixtures, but may agree to do so upon the request of Landlord. This Section 9.5 shall survive the expiration or sooner termination of this Lease and shall be interpreted in conjunction with Section 17.2 hereinafter which is intended to limit Landlord's election as set forth in this Section 9.5.

ARTICLE 10 - INSURANCE
             ---------

10.1 - Tenant covenants to provide at Tenant's cost and expense on or before the Commencement Date, and to keep in full force and effect during the entire term and so long thereafter as Tenant, or anyone claiming by, through or under Tenant, shall occupy the Premises, insurance coverage as follows:

          (a) Comprehensive Public Liability Insurance with contractual liability endorsements with respect to the Premises and the business of Tenant in which Tenant shall be adequately covered under limits of liability of not less than a combined single limit of $5,000,000 for death, bodily injury and property damage.

          (b) Fire and Extended Coverage, Vandalism, Malicious Mischief and Special Extended Coverage Insurance in an amount adequate to cover the cost of replacement of all personal property, decorations, trade fixtures, furnishings, equipment in the Premises, vaults, safes and all contents therein. Except as otherwise provided elsewhere in this Lease, Landlord shall not be liable for any damage to such property of Tenant by fire or other peril includable in the coverage afforded by the standard form of fire insurance policy with extended coverage endorsement attached (whether or not such coverage is in effect), no matter how caused, it being understood that the Tenant will look solely to its insurer for reimbursement.

          (c) Worker's Compensation Insurance covering all persons employed by Tenant, including provisions in the Worker's Compensation coverage that provide that the carrier permit waiver of subrogation against Landlord. Tenant will use commercially reasonable efforts to have its Worker's Compensation carrier provide this endorsement to its coverage. (Landlord shall carry similar coverage for its own account and shall use commercially reasonable efforts to obtain coverage permitting waiver of subrogation against Tenant.)

          (d) Upon demand, Tenant shall furnish Landlord, at Tenant's expense, with such increased amounts of existing insurance, and such other insurance coverage in such limits, as Landlord may reasonably require and such other hazard insurance as the nature and condition of the Premises may require in the reasonable judgment of Landlord, to afford Landlord and Landlord's mortgagee adequate protection for said risks.

          (e) Policies of insurance covering loss of or damage to the Premises in the full amount of its replacement value , insuring Landlord and any mortgagee, as their interests may appear, and naming Landlord or Landlord's mortgagee (as may be designated by Landlord) as loss payee. Such policy shall contain an Inflation Guard Endorsement and shall provide protection against all perils included within the classification of fire, extended coverage, vandalism, malicious mischief, special extended perils (all risk), sprinkler leakage and any other perils which Landlord deems reasonably necessary. During the Lease Term, Tenant shall also maintain a rental income insurance policy, with loss payable to Landlord, in an amount equal to one year's Base Rent, plus estimated Real Property Taxes, operating expenses and insurance premiums. Landlord shall have the right to require Tenant to obtain flood and earthquake insurance at Landlord's discretion or if required by any lender holding a security interest in
          the Premises.   Tenant acknowledges that Landlord shall not obtain
          insurance for Tenant's fixtures or equipment or building improvements installed by Tenant on the Premises. Tenant shall be liable for the payment of any deductible amount under Landlord's or Tenant's insurance policies maintained pursuant to this Section, in an amount not be exceed Five Thousand Dollars ($5,000.00). Tenant shall not do or permit anything to be done which invalidates any such insurance policies.

10.2 - All of the aforesaid insurance shall be written by one or more responsible insurance companies satisfactory to Landlord and in form satisfactory to Landlord and with carriers having at least a Best's A+ rating. The Comprehensive Public Liability insurance shall contain endorsements substantially as follows:

               "It is understood and agreed that the insurer will give to One Research Way Partners (or any successor Landlord) c/o Keller, Dodds & Woodworth, Inc., 103 Carnegie Center, Princeton, New Jersey 08543, ten (10) days prior written notice of cancellation of this policy."

10.3 - Tenant shall be solely responsible for payment of premium and Landlord (or its designee) shall not be required to pay any premium for such insurance. Tenant shall use best efforts to deliver to Landlord at least fifteen (15) days prior to the time such insurance is first required to be carried by Tenant, and thereafter at least fifteen (15) days prior to the expiration of such policy, either a duplicate original or a certificate it being the intention of the parties hereto that the insurance required under the terms hereof shall be continuous during the entire term of this lease and in form acceptable to Landlord and any other period of time during which, pursuant to the term hereof, said insurance is required. Tenant shall promptly notify Landlord of any material change in its liability policy, which change materially alters the coverages afforded Landlord herein.

10.4 - Tenant agrees, at its own cost and expense, to comply with all of the rules and regulations of the Fire Insurance Rating organization having jurisdiction and any similar body. If, at any time or from time to time, as a result of or in connection with any failure by Tenant to comply with the foregoing sentence or any act of omission or commission by Tenant, its employees, agents, contractors or licensees, or as a result of or in connection with the use to which the premises are put (notwithstanding that such use may be for the purposes hereinbefore permitted or that such use may have been consented to by Landlord), the fire insurance rate(s) applicable to the Premises or the Building in which same are located shall be higher than that which would be applicable for the least hazardous type of occupancy legally permitted therein, Tenant agrees that it will pay to Landlord as Additional Rent, such portion of the premiums for all fire insurance policies in force with respect to the aforesaid properties and the contents of any occupant thereof as shall be attributable to such higher rate(s).

10.5 - Landlord makes no representation that the limits of liability specified to be carried by Tenant or Landlord under the terms of this lease are adequate to protect Tenant against Tenant's undertaking under this Article 10, and in the event Tenant believes that any such insurance coverage called for under this Lease is insufficient, Tenant shall provide, at its own expense, such additional insurance as Tenant deems adequate.

10.6 - The liability insurance obtained by Tenant under this Paragraph shall (i) be primary and non-contributing and (ii) contain cross-liability endorsements. The amount and coverage of such insurance shall not limit Tenant's liability nor relieve Tenant of any other obligation under this Lease. Landlord may also obtain comprehensive public liability insurance, provided that such insurance obtained by Landlord shall not be contributory and shall not provide primary insurance.

ARTICLE 11 - INDEMNIFICATION
             ---------------

11.1 - Tenant and Landlord shall each save and hold one another harmless from and against all liability, claims, and demands on account of personal injuries or property loss or damage of any kind whatsoever which arise out of or are in any manner connected with, or are claimed to arise out of or are in any manner connected with, and which result from, and only from, the negligent act of such other party.

ARTICLE 12 - FIRE
             ----

12.1 - In the event of the total destruction of the Building or the Premises by fire or other casualty during the term hereof or in the event of such partial destruction thereof as to render the Premises wholly untenantable or unfit for occupancy, then in either event, unless such damage can, in the reasonable opinion of Landlord, be repaired within one (1) year after the occurrence, this Lease and the term hereby created shall at either party's option, to be exercised within fifteen (15) days after notice from Landlord as hereinafter provided, cease from the date of such damage or destruction, and Tenant shall upon written notice from Landlord immediately surrender the Premises to Landlord and Tenant shall pay rent within said term only to the time of such damage or destruction. If, however, in Landlord's reasonable opinion, the damage as aforesaid can be repaired within one (1) year from the occurrence thereof, Landlord shall (unless Landlord shall elect not to repair or rebuild, as hereinafter provided) repair the Premises with all reasonable speed, this Lease shall continue in full force and effect and there shall be an abatement of rent (to the extent of Landlord's receipt of rental insurance proceeds in an amount equal to the Minimum Rent and Additional Rent) until the repair is completed so that Tenant can occupy the Premises. Landlord shall notify Tenant within thirty (30) days from the occurrence of the destruction as to whether or not the damage can be repaired within one (1) year after the occurrence thereof.

12.2 - In the event of the partial destruction of the Building or Premises by fire or other casualty during the term hereof, which partial destruction does not render the Premises wholly untenantable or unfit for occupancy, for more than one (1) year in the Landlord's reasonable opinion, Landlord shall (unless Landlord shall elect not to repair or rebuild as hereinafter provided) repair the damage with all reasonable speed, this Lease shall continue in full force and effect and there shall be an abatement of rent (to the extent of Landlord's receipt of rental insurance proceeds in an amount equal to the Minimum Rent and Additional Rent) until the repair work is completed so that Tenant can occupy the Premises, in such proportion as the part of the Premises destroyed or rendered untenantable bears to the total leased Premises. If such damage cannot be repaired within one (1) year after the occurrence in the reasonable opinion of Landlord, this Lease and the term hereby created, at either party's option (to be exercised within fifteen (15) days after notice from Landlord as hereinafter provided) shall cease from the date of such damage or destruction as provided in Section 12.1. Landlord shall notify Tenant within thirty (30) days from the occurrence of the destruction as to whether or not the damage can be repaired within one (1) year after the occurrence thereof.

12.3 - In the event that the Premises shall be so slightly damaged by fire or other casualty so as not to affect or only slightly affect the operation of Tenant's business in the Premises, then in that event, there shall be no abatement of rent and this Lease shall continue in full force and effect, and Landlord shall enter and repair the damage with all reasonable speed.

12.4 - In the event that the Landlord elects, after any such total, partial or minimal damage or destruction, to reconstruct the Premises pursuant to this Lease, Landlord shall not have any liability whatsoever to Tenant to refit the Premises beyond the Building Standard, together with those alterations and improvements as set forth in Exhibit "D" attached hereto(such augmented fitting up hereafter referred to as the "Standard Tenant Fit-Up Specifications"). Tenant shall have the option as to whether and how to refit the Premises and, within the notice periods set forth above, shall be entitled to instruct Landlord to repair or replace any or all of the Building or Premises only up to Standard Tenant Fit-up Specifications. However, Tenant's election shall have no effect whatever on Tenant's continuing obligation to pay Minimum Rent and Additional Rent hereunder. If Tenant shall elect to refit the Premises beyond Standard Tenant Fit-up Specifications, such refitting shall be done at Tenant's sole cost and expense. If Tenant shall elect not to have Landlord repair or replace beyond Standard Tenant Fit-up Specifications, Tenant shall be entitled to all insurance proceeds in excess of those required by Landlord in the repair or replacement to the level of Standard Tenant Fit-up

Specifications, and shall also be entitled to the return of the Letter of Credit referred to in Article 37 hereinafter.

12.5 - Notwithstanding anything contained herein to the contrary:

          (a) if during the last two (2) years of the term of this Lease (which shall be deemed to include any extension periods granted Tenant herein) the Premises or the Building shall be so damaged by fire or other casualty that the Landlord decides not to repair or rebuild, or

          (b) if the same are damaged by a casualty which is not insurable under standard or extended coverage insurance, or if the proceeds of such insurance are not made available to Landlord, or if such proceeds, together with such payment which Tenant is willing to make toward such repair or replacement are, in Landlord's reasonable judgment, insufficient to repair or rebuild, and Landlord decides in its reasonable judgment either (i) not to repair or rebuild, or (ii) to demolish the entire Building and rebuild same, then upon the happening of any such event Landlord may cancel this Lease by giving written notice of such cancellation to Tenant within thirty (30) days after the happening of such damage and thereupon this Lease and the term hereof shall cease and terminate as of the date of the happening of such damage, and rent and other charges payable by Tenant shall be pro-rated to the day of such damage.

12.6 - Landlord shall use its best efforts to effect any such repair or restoration promptly and in such manner as not unreasonably to interfere with Tenant's use and occupancy of the Premises but such efforts shall be subject to (i) Landlord's inability to obtain materials, (ii) Acts of God, (iii) strikes, fire or weather, (iv) acts of governmental authority, or (v) any other cause beyond the control of Landlord. Notwithstanding the above, Landlord shall not be required to incur overtime or additional charges in any such repair or restoration of the Premises or of the Building pursuant to this Article 12.

12.7 - The provisions of this Article 12 shall be considered an express agreement governing any case of damage or destruction of the Premises by fire or other casualty, and any law of the State of New Jersey providing for such a contingency in the absence of an express agreement, and any other law of like import, now or hereafter in force, shall have no application in such case.

12.8 - In case of any damage by fire or other casualty, Tenant shall immediately notify Landlord.

ARTICLE 13 - EMINENT DOMAIN
             --------------

13.1 - In the event that the entire or substantially the entire Premises or Building should be taken for any public or quasipublic use or should be taken by right of eminent domain or any other right, or should be sold to the condemning authority in lieu of condemnation, then this Lease shall terminate as of the date when physical possession of the Building or the Premises is taken by the condemning authority.

13.2 - The Landlord or the Tenant may exercise the aforesaid right or rights to terminate this Lease in its entirety as aforesaid by giving written notice to the other within sixty (60) days after the date of the vesting of title in such proceeding, specifying a date not more than thirty (30) days after the giving of such notice as the date for such termination.

13.3 - In the event of any taking of the Building or the Parcel, Landlord shall be entitled to receive so much of such award as is applicable to Landlord's leasehold interest and to the Standard Tenant Fit-Up Specifications and Tenant hereby assigns to Landlord any and all right, title and interest of Tenant in or to such portion of any such award or any part thereof and hereby waives all rights against Landlord and the condemning authority. Tenant shall have the right to claim and prove in any such proceeding and to receive any award which may be made, if any, specifically for the value of the Building above and beyond the value of the Standard Tenant Fit-Up Specifications, Tenant's moving expenses and damages or condemnation of Tenant's movable trade fixtures and equipment.

13.4 - In the event that this lease is not terminated after the eminent domain proceeding, Landlord shall promptly commence to repair or restore the Premises, at Landlord's expense (providing that Landlord shall have received adequate compensation for the taking), to Standard Tenant Fit-Up Specifications and complete same with due diligence, except for delays caused by (i) Landlord's inability to obtain materials, (ii) Acts of God, (iii) strikes, fire or weather,
(iv) acts of governmental authority, or (v) any other cause beyond the control of Landlord, and the Minimum and Additional Rent shall be equitably reduced from and after the date title vests in the condemnor for the balance of the term by taking into account the character and the amount of the taking. The foregoing repair and restoration by Landlord shall exclude repair and/or restoration of Tenant's fixtures or decorations, for which Tenant shall be solely responsible. If Tenant elects to repair or replace its fixtures and to restore the Laboratory Area or the Manufacturing Area to its condition as such, Landlord shall not be responsible to perform work so as to restore to the Standard Tenant Fit-up Specifications, but shall be obligated only to make available to Tenant funds equal to what would have been Landlord's cost to restore such portion of the Building to the Standard Tenant Fit-up Specifications standard. The Tenant's Percentage shall be adjusted to reflect the balance of square feet of rentable area remaining as the Premises subsequent to said eminent domain proceeding.

ARTICLE 14 - ASSIGNMENT  OR SUBLETTING
             ----------- -- ----------

14.1 - Tenant agrees not to sell, assign, mortgage, hypothecate, pledge, or in any manner transfer this Lease or any estate or interest hereunder and not to sublet the Premises or any part or parts thereof without the previous written consent of Landlord, which consent by Landlord shall not be unreasonably withheld, conditioned or delayed. If Tenant violates the provisions of this
Article 14, Landlord may accept from any assignee, sublessee, licensee, concessionaire or anyone who claims a right to the interest of Tenant under this lease or who occupies any part or the whole of the Premises the payment of Minimum Rent and Additional Rent and/or the performance of any of the other obligations of Tenant under this lease, but acceptance shall not be deemed to be a waiver by Landlord of the breach by Tenant of the provisions of this Article 14, nor a recognition by Landlord that any such assignee, sublessee, licensee, concessionaire, claimant or occupant has succeeded to the rights of Tenant hereunder, nor a release by Landlord of Tenant from further performance by Tenant of the covenants on Tenant's part to be performed under this lease; provided, however, that the net amount of rent collected from any such assignee, sublessee, licensee, concessionaire, claimant or occupant shall be applied by Landlord to the rent to be paid hereunder. Any consent by Landlord to any such assignment, transfer, subletting, license or concession or other matter or thing contained in this Article 14 shall not in anywise be construed to relieve Tenant from obtaining the prior consent of Landlord to any other or further such assignment, transfer, subletting, license, concession, matter or thing.

14.2 - If Tenant shall desire to assign this Lease or to sublet all or a portion of the Premises, Tenant shall submit to Landlord a written request for Landlord's consent to such assignment or subletting, which request shall contain or be accompanied by the following information: (i) the name and address of the proposed assignee or subtenant; (ii) in the case of a proposed subletting, a description identifying the space to be sublet (the "Sublet Space"); (iii) the nature and character of the business of the proposed assignee or subtenant and of its proposed use of the Premises; and (iv) the effective date of such proposed assignment or subletting (the "Termination Date"). If the Landlord consents to any assignment or sublet as provided in Section 14.1, the Minimum Rent applicable to the Premises or sublet portion thereof shall be adjusted as follows:

     (a) Commencing on the effective date of the assignment or sublet (the "Assignment/Sublet Date"), the Minimum Rent as provided in Article 4 (for both the initial Minimum Rent of $11.50 per square foot and the Minimum Rent commencing on the seventy (7th) anniversary of the Commencement Date at the rate of $14.00 per square foot) shall be increased by the percentage increase between the Consumer Price Index (as defined in Article 35) for the month in which this Lease is dated, and the Consumer Price Index for the month in which the assignment or subletting occurs. The Minimum Rent, as increased pursuant to this Subsection 14.2(a) shall be referred to as the "Revised Rent."

     (b) Commencing on the first anniversary of the Assignment/Sublet Date, the Revised Rent shall be adjusted as follows:

               (i) The term "Index Month" shall mean the calendar month in which the Assignment/Sublet Date occurs, and thereafter, the calendar month in which each anniversary of the Assignment/Sublet Date occurs.

               (ii) The "Percentage Increase" shall mean the annual percentage increase, if any, in the Consumer Price Index yielded by dividing the difference between the Consumer Price Index for one Index Month and the Consumer Price Index for the immediately preceding Index Month, by the Consumer Price Index for the earlier of the two Index Months compared.

               (iii) The Landlord shall ascertain the Consumer Price Index for first Index Month and for each succeeding Index Month, and shall also determine the Percentage Increase.

          (iv) Effective on the first anniversary of the Assignment/Sublet Date and thereafter on each anniversary of the Assignment/Sublet Date, the Revised Rent shall be increased by multiplying (a) the amount of the Revised Rent, with respect to the first anniversary of the Assignment/Sublet Date, or (b) the amount of the Revised Rent as the same may have been increased by previous application of the Consumer Price Index adjustment provisions hereof, with respect to the subsequent anniversaries of the Assignment/Sublet Date, by the Percentage Increase plus 100%, which amount so obtained shall become the Revised Rent for the subject year.

               (v) The Landlord shall send a statement to the Tenant within one hundred twenty (120) days after each anniversary of the Assignment/Sublet Date, setting forth the adjustment made in the Revised Rent, which shall be for informational purposes and not a condition to the effectiveness of such adjustment. Prior to receipt of such statement of adjustment, Tenant shall continue to pay the Minimum Rent or the Revised Rent as then in effect. Within twenty (20) days following receipt of such statement Tenant shall pay Landlord any deficiency in the Revised Rent resulting from the annual adjustment.

               (v) In no event shall any adjustment based upon the Consumer Price Index result in a reduction of the Minimum Rent.

               (vi) All annual increases as provided in this Subsection 14.2(b) shall apply to both the initial Minimum Rent of $11.50 per square foot and the Minimum Rent commencing on the seventh (7th) anniversary of the Commencement Date at the rate of $14.00.

Landlord shall be entitled to receive the Revised Rent and Tenant shall be entitled to receive from such assignees or subtenants any amount above the Revised Rent which Tenant can obtain, and Landlord shall have no claim to any such excess amount.

14.3 - Notwithstanding the foregoing provisions of this Article 14, Tenant shall have the right, without Landlord's consent, to assign this lease or to sublet all or any portion of the premises to an "Affiliate", but no such assignment or subletting shall relieve Tenant of its obligations to Landlord hereunder. The term "Affiliate" shall mean any business entity that controls, is controlled by or is under common control with Tenant or any such entity which results from the merger or consolidation with Tenant or to any such entity which acquires all of Tenant's assets as a going concern so long as such entity assumes the obligations of Tenant under this Lease.


It is understood that neither Section 14.1 or Section 14.2 shall apply to any assignment or subletting to an Affiliate, except that such Affiliate shall be deemed bound by all of the other terms and conditions of this Lease, and any Affiliate who is an assignee of this Lease shall agree with Landlord in writing to assume all of the obligations of this Lease and to attorn to Landlord. No Affiliate which is an assignee or subtenant hereunder shall thereafter be permitted to assign the Lease or further sublet the Premises or portion thereof under its control, except to an entity which is itself an Affiliate of such Affiliate, without first complying with the provisions of Sections 14.1 and 14.2.

Tenant shall notify Landlord of any assignment or subletting to an Affiliate at least thirty (30) days prior to the date of such subletting or assignment. Such notification shall be accompanied by evidence reasonably satisfactory to Landlord which demonstrates such proposed assignee's or subtenant's status as an Affiliate.

ARTICLE 15 - ENTRY BY LANDLORD
             -----------------

15.1 - Landlord, by its duly authorized employees and agents, may, except as limited herein, enter the Premises at reasonable hours, (i) to inspect the same,
(ii) to make repairs required of Landlord hereunder, or to make repairs, alterations or improvements to any portion of the Building, and (iii) to perform any work therein that may be necessary to comply with any laws, statutes, ordinances, regulations, orders and requirements of all governmental authorities having jurisdiction over the Premises, or to prevent waste or deterioration of the Premises; provided, however, that all such work shall be done as promptly as reasonably possible and so as to cause as little interference to Tenant as reasonably possible. Before performing any work in or affecting Tenant's Laboratory Area or Manufacturing Area, Landlord must notify Tenant. Any repairs, alterations or improvements to the Premises shall be done after normal business hours except for emergency repairs which shall be done as required. Landlord may, during the progress of any such work keep and store upon the Premises, all necessary materials, tools and equipment required for said work but Tenant shall not be responsible therefor. Landlord shall at all times retain a key with which to unlock all of the doors in, on or about the Premises (excluding Tenant's vaults, safes, sterile and similar areas which are hereby designated by Tenant); and Landlord shall have the right to use any and all means which Landlord may deem proper to open said doors, except the doors to such laboratory and manufacturing areas until emergency notice has been given to Tenant, in an emergency in order to obtain entry to the Premises, and any entry to the Premises obtained by Landlord by any of said means or otherwise shall not under any circumstances be construed or deemed to be forcible or unlawful entry into or a detainer of the Premises or an eviction, actual or constructive, of Tenant from the Premises or any portion thereof.

ARTICLE 16 - INSPECTIONS BY PROSPECTIVE PURCHASERS AND TENANTS AND BY LENDERS
             ----------------------------------------------------------------

16.1 - The Landlord is hereby given the right upon the giving of forty-eight
(48) hours' prior notice to Tenant (which period shall include at least two (2) business days), to enter the Premises during usual business hours (i) to exhibit the same to prospective Building purchasers or prospective or current lenders at any time during the lease term or any renewal thereof, and (ii) to exhibit the same to prospective tenants within twelve (12) months prior to the expiration of the lease term or any renewal thereof. A representative of Landlord shall always accompany any such purchaser, tenant or lender on any of the aforesaid inspections. A representative of Tenant shall be present whenever any portion of the Premises are entered by Landlord and/or any third parties, such as prospective tenants, lenders or purchasers, for purposes set forth under this
Section 16.1. Tenant shall have the right to impose reasonable restrictions (such as gowning) upon the right of such parties to enter the Laboratory Area and Manufacturing Area.

ARTICLE 17 - SURRENDER
             ---------

17.1 - On the last day of the term demised, or the sooner termination thereof, Tenant shall peaceably surrender the Premises broom clean, in good order, condition and repair wear and tear excepted. On or before the last day of the term or the sooner termination thereof, Tenant shall, at its expense, remove its trade fixtures and signs from the Premises, and, subject to the limitations set forth in Section 17.2, shall restore the Laboratory Area and Manufacturing Area to the Building Standard, as set forth in Schedule C. Any property not removed shall be deemed abandoned and may be removed and disposed of by Landlord and the expense of such removal shall be paid to Landlord by Tenant without any setoff for the salvage value of goods so removed. If the Premises be not surrendered at the end of the term or the sooner termination thereof, Tenant shall indemnify Landlord against loss or liability resulting from delay by Tenant in so surrendering the Premises, including, without limitation, claims made by any succeeding tenant founded on such delay. Tenant shall promptly surrender all keys for the Premises to Landlord at the place then fixed for payment of rent. Tenant's covenants hereunder shall survive the expiration or termination of this Lease.

17.2 - Landlord agrees that in the marketing of the Premises to prospective tenants for use after the term of this Lease, it will use commercially reasonable efforts to lease the Premises as improved with all alterations and improvements made by Tenant, including the Tenant Changes and all work done before the term of this Lease (collectively, the "Alterations"). Whether such proposed tenant was found through Tenant's or Landlord's efforts, Landlord agrees to negotiate with such proposed tenant in good faith, including negotiations regarding the use by such tenant of some or all of the Alterations. In the event that such tenant enters into a lease which calls for some or all of the Alterations to remain, Landlord shall relieve

Tenant of its obligation to restore any such portion of the Premises to the Building Standard set forth in Schedule C. This Section 17.2 is intended to provide the ability for Tenant to relieve itself of its financial responsibility to restore the Laboratory Area and the Manufacturing Area. This Section is not intended to impose any greater burden upon Tenant than that of removing the Alterations and restoring the Premises to the standard set forth in Section 9.5 hereinbefore. Therefore, Tenant shall not be obligated, in the aggregate, to do any more work or incur any greater expense than it would have incurred in restoring the Premises to Building Standard. Landlord shall remain obligated to perform all tenant fitup for any such new tenant, including the moving or modification of any Alterations. By way of example, if the new tenant indicates that it intends to rent from Landlord ten thousand (10,000) square feet of existing Laboratory Area, Tenant shall not be responsible to make any renovations to that space and would restrict its restoration work to the other portions of the Premises.

17.3 - If the Tenant shall occupy the Premises with the consent of the Landlord after the expiration of this Lease and rent is accepted from said Tenant, such occupancy and payment shall be construed as an extension of this Lease for a term expiring on the last day of the month next following the month in which the said Lease expired, and occupation thereafter shall operate to extend the term of this Lease for one (l) month at a time unless other terms of such extension are made in writing and signed by the parties hereto. In such event, if either Landlord or Tenant desires to terminate said occupancy at the end of any month after the termination of this Lease, the party so desiring to terminate the same shall give the other party at least thirty (30) days written notice to that effect. Failure on the part of the Tenant to give such notice shall obligate it to pay rent for an additional calendar month following the month in which the Tenant has vacated the Premises.

ARTICLE 18 - DEFAULT
             -------

18.1 - Tenant shall, without any previous demand therefor, pay to Landlord the Minimum Rent and Additional Rent at the times and in the manner heretofore provided.

          In the event:

          (a) of default in the payment of said rents or of any installment or part thereof, or in the payment of any other sum or any part thereof which may become due from Tenant to Landlord hereunder, at the time and in the manner provided herein, and if the same shall remain in default for ten (10) days after becoming due, or

          (b) of the violation by Tenant of any of the covenants, agreements and conditions herein provided or of any of the Rules and Regulations now or hereafter reasonably established by Landlord, and the failure to cure such violation within thirty (30) days after notice in writing of such violation by Landlord to Tenant;

then upon the happening of any such event, Landlord may, at its option, elect either to terminate this Lease or to enter the said Premises as the agent of Tenant, without being liable for any prosecution or damage therefor, and relet the Premises as the agent of Tenant, and receive the rent therefor, upon such terms as shall be satisfactory to Landlord, and all rights of Tenant to repossess the Premises under this Lease shall cease and end upon such termination or entry. Such entry for reletting by Landlord shall not operate to release Tenant from any rent to be paid or covenants to be performed hereunder during the full term of this Lease. For the purpose of reletting, Landlord shall be authorized to make such repairs or alterations in or to the Premises as may be necessary to place the same in good order and condition. Tenant shall be liable for and hereby agrees to pay to Landlord the cost of such repairs or alterations and all expenses of such reletting. If the sum realized or to be realized from the reletting is insufficient to satisfy the rent provided in this Lease, Landlord, at its option, may require Tenant to pay such deficiency month by month (or at any greater intervals), or may hold Tenant in advance for the entire deficiency resulting from such reletting. Landlord shall look first to Tenant's Letter of Credit, as described in Article 37. Only after that Letter of Credit is fully used shall Landlord be granted a lien, in addition to any statutory lien or right to distrain that may exist, on all personal property of Tenant in or upon the Premises, including, without limitation, furniture, fixtures (including trade fixtures) and merchandise of Tenant, to assure payment of the rent and performance of the covenants and conditions of this Lease. Landlord shall have the right, as agent of Tenant, to take Possession of all personal property of Tenant found in or about the Premises, including, without limitation, furniture and fixtures of Tenant, and sell the same at public or private sale and to apply the proceeds thereof to the payment of any monies becoming due under this Lease, or remove all such effects and store the same in a public warehouse or elsewhere at the cost of and for the account of Tenant, or any other occupant.

18.2 - In the event of any breach by Tenant of any of the agreements, terms, covenants or conditions contained in this lease, Landlord shall be entitled to enjoin such breach and shall have the right to invoke any right and remedy allowed at law or in equity or by statute or otherwise as though re-entry, summary proceedings, and other remedies were not provided for in this Lease.

18.3 - Each right and remedy of Landlord provided for in this Lease shall be cumulative and shall be in addition to every other right or remedy provided for in this Lease or now or hereafter existing it law or in equity or by statute or otherwise, and the exercise or beginning of the exercise by Landlord of any one or more of the rights or remedies provided for in this Lease or now or hereafter existing at law or in equity or by statute or otherwise shall not preclude the simultaneous or later exercise by Landlord of any or all other rights or remedies provided for in this lease or now or hereafter existing at law or in equity or by statute or otherwise.

18.4 - If the term of this Lease shall be terminated due to default by the Tenant of any of the terms or covenants herein contained, this Lease and the term and estate hereby granted, whether or not the term shall heretofore have commenced, shall terminate with the same effect as if that day were the expiration date of the term of this lease, but Tenant shall remain liable for all damages as are provided for herein.

ARTICLE 19 - BANKRUPTCY
             ----------

19.1 - At any time prior to or during the term of this Lease, if Tenant shall make an assignment for the benefit of its creditors; or if Tenant shall file a voluntary petition in bankruptcy; or if Tenant shall be adjudicated a bankrupt or insolvent; or if the affairs of Tenant shall be taken over by or pursuant to an order of any court or of any other officer or governmental authority pursuant to any federal, state or other statute or law; or if Tenant shall admit in writing its inability to pay or does not pay debts generally as they become due; or if Tenant shall file any Petition or answer seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under the present or any future federal bankruptcy act or any other present or future applicable federal, state or other statute or law; or if Tenant shall seek or consent to or acquiesce in the appointment of any trustee, receiver or liquidator of Tenant or of all or any substantial part of its property; or, if, within sixty (60) days after the commencement of any proceedings against Tenant seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under the present or future federal bankruptcy act or any other present or future applicable federal, state or other statute or law, such proceedings shall have not been dismissed; or, if, within sixty (60) days after the appointment, without the consent or acquiescence of Tenant, of any trustee, receiver or liquidator of Tenant or of all or any substantial part of its property, such appointment shall not have been vacated or stayed or dismissed; or if, within sixty (60) days after the expiration of any such stay, such appointment shall not have been vacated; or in the event action shall be taken by Tenant in furtherance of any of the aforesaid purposes, then and in any such event, this Lease and all rights of Tenant herein shall be automatically terminated, and in such event neither Tenant nor any person claiming by, through or under Tenant by virtue of any statute or of an order of any court shall be entitled to possession or to remain in possession of the Premises but shall forthwith quit and surrender the Premises. Such causes for the termination of this lease as set forth in this Article 19 shall constitute a default by Tenant and all rights and remedies stated or otherwise reserved under Article 18 hereof shall be available to Landlord. The word "Tenant" in this Article 19 shall be construed to include any Surety or Guarantor of this lease.

19.2 - It is stipulated and agreed that in the event of the termination of this Lease pursuant to this Article 19, Landlord shall forthwith, notwithstanding any other provisions of this Lease to the contrary, be entitled to recover from Tenant as and for liquidated damages an amount equal to the difference between the rent reserved hereunder for the unexpired portion of the term demised and the then fair and reasonable rental value of the Premises for the same period. In the computation of such damages the difference between any installment of rent becoming due hereunder after the date of termination and the fair and reasonable rental value of the Premises for the period for which such installment was payable shall be discounted to the date of termination at the rate of four (4%) per cent per annum. If such Premises or any part thereof be relet by the Landlord for the unexpired term of said lease, or any part thereof, before presentation of proof of such liquidated damages to any court, commission or tribunal, the amount of rent reserved upon such reletting shall be prima facia evidence as to the fair and reasonable rental value for the part or the whole of the Premises so relet during the term of the reletting. Nothing herein contained shall limit or prejudice the right of the Landlord to prove and obtain as liquidated damages by reason of such termination an amount equal to the maximum allowed by any statute or rule of law in effect at the time when, and governing the proceedings in which such damages are to be proved, whether or not such amount be greater than, equal to or less than the amount of the difference referred to above.

ARTICLE 20 - QUIET ENJOYMENT
             ---------------

20.1 - Tenant, subject to the terms and provisions of this Lease and to all mortgages and underlying leases of record to which this Lease may be or may become subordinate, on payment of all Minimum Rent and Additional Rent and observing, keeping and performing all of the terms and provisions of this Lease, shall lawfully, peaceably and quietly have, hold, occupy and enjoy the Premises during the term hereof. This covenant shall be binding on Landlord only during its ownership of the Premises. In the event Landlord shall sell or otherwise dispose of its interest in the Premises during the term of this Lease, such sale or other disposition shall operate to release and relieve Landlord, but not the purchaser or other successor to Landlord's interest, from any further liability or obligation to Tenant hereunder.

ARTICLE 21 - CONSENT BY LANDLORD
             -------------------

21.1 - Whenever, under this Lease, provision is made for Tenant securing the written consent or approval by Landlord, such consent or approval shall be in writing and may be withheld by Landlord in its sole discretion, unless it is otherwise herein specifically provided that such consent shall not unreasonably be withheld, conditioned or delayed.

ARTICLE 22 - SUBORDINATION
             -------------

22.1 - This Lease, and all rights of Tenant hereunder, are and shall be subject to subordination in all respects to all present and future ground leases, overriding leases and underlying leases of the Premises, Building or the Parcel and to all present and future mortgages and building loan agreements, including leasehold mortgages and building loan mortgages, which may now or hereafter affect the same, to each and every advance made or to be made under such mortgages, and to all renewals, modifications, replacements and consolidations of such mortgages. This Section 22.1 shall be self-operative and no further instrument of subordination shall be required. In confirmation of such subordination, Tenant shall promptly execute and deliver at its own cost and expense (as to the review, execution and delivery of such documentation) any instrument (which shall be prepared at Landlord's expense), in recordable form if required, that Landlord, the lessor of any such lease or the holder of any mortgage or any of their respective successors in interest may require to evidence such subordination. Notwithstanding anything to the contrary, the foregoing provisions of this Section 22.1 shall be effective only in the event that any such future mortgagee or holder of other encumbrance provides, or the holder thereof agrees with Tenant, substantially as follows: (a) That this Lease is and shall be subject and subordinate to the mortgage insofar as it affects the real property of which the Premises form a part, and to all renewals, modifications, consolidations, replacements and extensions thereof, to the full extent of the principal sum secured thereby and interest thereon;
(b) That in the event it should become necessary to foreclose the mortgage, the mortgagee thereunder will not join Tenant under this Lease in summary or foreclosure proceedings so long as Tenant is not in default beyond any applicable grace periods therefor under any of the terms, covenants or conditions of this Lease; (c) That in the event the mortgagee shall, in accordance with the foregoing, succeed to the interest of Landlord under this Lease, the mortgagee agrees to be bound to Tenant under all of the terms, covenants and conditions of this Lease, and Tenant agrees, from and after such event, to attorn to the mortgagee and/or purchaser at any foreclosure sale of the Premises, all rights and obligations under this Lease to continue as though the interest of Landlord had not terminated or such foreclosure proceedings had not been brought, and Tenant shall have the same remedies against the mortgagee for the breach of an agreement contained in this Lease against Landlord if the mortgagee had not succeeded to the interest of Landlord; provided, however, that the mortgagee shall not be (i) liable for any act or omission of any prior landlord (including Landlord); or (ii) subject to any offsets or defenses which Tenant might have against any prior landlord (including Landlord); or (iii) bound by any Minimum Rent or Additional Rent which Tenant might have paid for more than the current month to any prior landlord (including Landlord); or (iv) bound by any amendment or modification of the Lease made without its consent. Landlord agrees to use its best efforts to obtain for Tenant from its present mortgagee and ground lessor a non-disturbance agreement substantially in accordance with the foregoing and to promptly obtain the consent of any mortgagee or ground lessor to any such modification.

22.2 - Any mortgage, including leasehold mortgages and building loan mortgages, which may now or hereafter affect the Premises, may require that this Lease be superior and have priority as to the mortgage in which event Tenant agrees to execute any instrument that the holder of the mortgage may require to evidence same.

ARTICLE 23 - MECHANICS' LIENS
             ----------------

23.1 - Tenant shall not suffer any mechanic's lien to be filed against the Premises by reason of work, labor, services or materials performed or furnished to Tenant or to anyone holding the Premises through or under Tenant. If any such mechanic's lien shall at any time be filed against the Premises, Tenant shall forthwith cause the same to be discharged of record by payment, bond, order of a court of competent jurisdiction or otherwise, but Tenant shall have the right to contest any and all such liens. If Tenant shall fail to cause such lien to be discharged within thirty (30) days after being notified of the filing thereof and before judgment or sale thereunder, then, in addition to any other right or remedy of Landlord, Landlord may, but shall not be obligated to, discharge the same by paying the amount claimed to be due or by bonding or other proceeding deemed appropriate by Landlord, and the reasonable and provable amount so paid by Landlord and/or all costs and expenses, including reasonable attorney's fees, reasonably and provably incurred by Landlord in procuring the discharge of such lien, shall be deemed to be Additional Rent.

ARTICLE 24 - NOTICES
             -------

24.1 - Any notice required or permitted under this Lease shall, unless otherwise specifically provided herein, be deemed sufficiently given or served if sent by registered or certified mail return receipt requested, postage prepaid, addressed to Tenant at 1 Research Way, Princeton, New Jersey 08540 and to Landlord at the address then fixed for the payment of rent. Any such notice shall be deemed given as of the date of mailing. Either party may by 15 days notice at any time designate a different address to which notices shall subsequently be mailed.

ARTICLE 25 - WAIVER OF TRIAL BY JURY
             -----------------------

25.1 - To the extent permitted by law, Landlord and Tenant hereby waive trial by jury in any action brought by either against the other on any matter arising out of or in any way connected with this Lease, the relationship of Landlord and Tenant or Tenant's use or occupancy of the Premises including any claim or injury or damage.

ARTICLE 26 - NO OTHER WAIVER OR MODIFICATIONS
             --------------------------------

26.1 - The failure of either party to insist in any one or more instances upon the strict performance of any one or more of the agreements, terms, covenants, conditions or obligations of this lease, or to exercise any right, remedy or election herein contained, shall not be construed as a waiver or relinquishment for the future of the performance of such one or more obligations of this lease or of the right to exercise such election, but the same shall continue and remain in full force and effect with respect to any subsequent breach, act or omission.

ARTICLE 27 - CURING TENANT'S DEFAULTS
             ------------------------

27.1 - If Tenant shall default in the performance of any covenant, agreement, term, provision or condition herein contained, Landlord without thereby waiving such default, may (but shall not be obligated to) perform the same for the account of and at the expense of Tenant, without notice in a case of emergency and in any other case if such default continues after thirty (30) days from the date of the giving by Landlord to Tenant of written notice of such default. Bills for any reasonable and necessary expense incurred by Landlord in connection with any such performance by Landlord for the account of Tenant, and reasonable and necessary bills for all costs, expenses and disbursements, including (without being limited to) reasonable counsel fee, incurred in collecting or endeavoring to collect the Minimum Rent or Additional Rent or other charge or any part thereof or enforcing or endeavoring to enforce any rights against Tenant under or in connection with this Lease, or pursuant to law, including (without being limited to) any such cost, expense and disbursement involved in instituting and prosecuting summary proceedings, as well as bills for any property, material, labor or services provided, furnished or rendered, or caused to be provided, furnished or rendered, by Landlord to Tenant and any charges for other services incurred by Tenant under this Lease, may be sent by Landlord to Tenant monthly, or immediately, at Landlord's option, and shall be due and payable by Tenant in accordance with the terms of said bills and if not paid when due, the amounts thereof shall immediately become due and payable as Additional Rent under this Lease together with interest thereon at a per annum rate equal to the sum of the Prime Rate as published in the Wall Street Journal from time to time, plus two (2) percentage points from the date the said bills should have been paid in accordance with their terms.

ARTICLE 28 - ESTOPPEL CERTIFICATE
             --------------------

28.1 - Tenant agrees, at any time and from time to time, as requested by Landlord, upon not less than ten (10) days prior notice, to execute and deliver without cost or expense to the Landlord a statement certifying that this lease is unmodified and in full force and effect (or if there have been modifications that the same is in full force and effect as modified and stating the modifications), certifying the dates to which the Minimum Rent and Additional Rent have been paid, and stating whether or not, to the best knowledge of the Tenant, the Landlord is in default in performance of any of its obligations under this lease, and if so, specifying each such default of which the Tenant may have knowledge.

28.2 - It is intended that any such statement delivered to the Landlord pursuant to this Article 28 may be relied upon by any prospective purchaser of the fee, or any mortgagee thereof, or any assignee of any mortgage upon the leasehold or fee of the Premises or any proposed lessee of all or part of the Parcel.

ARTICLE 29 - PARTIES BOUND
             -------------

29.1 - The obligations of this Lease shall bind and benefit the successors and assigns of the parties with the same effect as if mentioned in each instance where a party is named or referred to, except that no violation of the provisions of Article 16 shall operate to vest any rights in any successor or assignee of Tenant and that the provisions of this
Article 29 shall not be construed as modifying the conditions of limitation contained in Article 20. However, the obligations of Landlord under this Lease shall not be binding upon Landlord herein named with respect to any period subsequent to the transfer of its interest in the Parcel as owner or lessee thereof and in the event of such transfer said obligations shall thereafter be binding upon each transferee of the interest of Landlord herein named as such owner or lessee of the Parcel, but only with respect to the period ending with a subsequent transfer within the meaning of this Article 29 and such transferee, by accepting such interest, shall be deemed to have assumed such obligations except only as may be expressly otherwise provided in this Lease. A lease of Landlord's entire interest in the Parcel as owner or lessee thereof shall be deemed a transfer within the meaning of this Article 29. Any assignment of Landlord's interest hereunder shall contain an assumption by Landlord's successor on terms satisfactory to Landlord and Landlord's successor and not in derogation of any rights of Tenant hereunder. Any assignment by Tenant shall be governed by Article 14 hereof.

29.2 - Tenant shall look solely to Landlord's estate and property in the Premises (or the proceeds thereof) for the satisfaction of Tenant's remedies for the collection of a judgment (or other judicial process) requiring the payment of money by Landlord in the event of any default by Landlord hereunder, and no other property or assets of Landlord or Landlord's partners or members shall be subject to levy, execution or other enforcement procedure for the satisfaction of Tenant's remedies under or with respect to either this Lease, the relationship of Landlord and Tenant hereunder or Tenant's use and occupancy of the Premises.

ARTICLE 30 - FORCE MAJEURE
             -------------

30.1 - Except as otherwise expressly provided herein, this Lease and the obligations of Tenant to pay rent hereunder and perform all of the other covenants, agreements, terms, provisions and conditions hereunder on the part of Tenant to be performed shall in no wise be affected, impaired or excused because Landlord is unable to fulfill any of its obligations under this Lease or is unable to supply or is delayed in supplying any service, express or implied, to be supplied or is unable to supply or is delayed in supplying any equipment or fixtures if Landlord is prevented or delayed from so doing by reason of any cause beyond Landlord's reasonable control, including, but not limited to, Acts of God, strikes, labor troubles, shortage of materials, governmental preemption in connection with a national emergency or by reason of any rule, order or regulation of any governmental agency or by reason of the conditions of supply and demand which have been or are affected by war, hostilities or similar emergency; provided that Landlord shall in each instance exercise reasonable diligence to effect performance as soon as possible. It is agreed that the Landlord shall not be required to incur any overtime or additional expenses in Landlord's reasonable diligence to effect the performance of any of Landlord's obligations in this lease contained.

ARTICLE 31 - PARKING
             -------

31.1 - Tenant shall have the right to the exclusive use of the parking spaces on the Parcel for its employees and visitors.

ARTICLE 32 - DEFINITION OF LANDLORD
             ----------------------

32.1 - The term "Landlord" as used in this lease shall mean, at any given time or from time to time as described in Section 29.1, the owner, or owners, collectively or individually, for the time being of the fee or leasehold of all or any portions of the Building. The necessary grammatical changes required to make the provisions of this Lease apply in the plural sense where there is more than one Landlord or Tenant and to either corporations, associations, partnerships or individuals, males or females, shall in all instances be assumed as though in each case fully expressed.

ARTICLE 33 - TAXES ON TENANT'S PROPERTY
             --------------------------

33.1 - Tenant shall be liable for all taxes levied or assessed against any personalty, fixtures and equipment installed by Tenant in the Premises. If any such taxes are levied or assessed against Landlord, Tenant shall pay Landlord upon demand taxes for which Tenant is liable as aforesaid.

ARTICLE 34 - ENVIRONMENTAL MATTERS
             ---------------------

34.1 - Tenant represents and warrants to Landlord that its Standard Industrial Classification ("SIC") number is _________. Tenant shall immediately notify Landlord of any changes in its SIC number. It is understood and agreed that Tenant's operations constitute an "industrial establishment" as defined under the Industrial Site Recovery Act, N.J.S.A. 13:1K-6, et seq. ("ISRA"). Tenant's
                                                    -- ---
use of the Premises shall be restricted to the classification number set forth in this Section unless Tenant obtains Landlord's prior written consent to any change in use of the Premises, which consent shall not be unreasonably withheld, conditioned or delayed. Prior to the Commencement Date, Tenant shall deliver to Landlord an Affidavit of an officer of Tenant (the "Officer's Affidavit"), setting forth a detailed description of the operations and processes Tenant shall undertake at the Premises, organized in the form of a narrative report. Such report need not detail any operations or processes which Tenant believes to be proprietary in nature. After the Commencement Date, Tenant shall notify Landlord by way of the Officer's Affidavit as to any change in Tenant's operations or processes which Tenant reasonably concludes would materially affect the applicability of ISRA or similar legislation. Tenant shall supplement and update the Officer's Affidavit upon the written request for same by Landlord, but no more often than annually. In addition, Tenant shall complete and promptly return to Landlord any and all surveys or questionnaires, or similar inquiries, provided by Landlord to Tenant from time to time regarding Tenant's use of Hazardous Materials in, on, under, at or about the Premises.

34.2 - Tenant shall, at Tenant's own expense, comply with any and all legislation, rules and regulations in effect as of the date hereof and subsequent thereto relating to the environment, including but not limited to, ISRA, the New Jersey Environmental Rights Act, N.J.S.A. 2A: 35A-1 et seq.;
               ----------------------------------------------------------------
the Spill Compensation and Control Act,  N.J. S.A. 58:10-23.11 et seq.; the New
- ----------------------------------------------------------------------  -------
Jersey Air Pollution Control Act, N.J.S.A. 26:2C-1 et seq.; the Resource
- ----------------------------------------------------------  ------------

Conservation and Recovery Act, as amended, 42 U.S.C. (S) 6901 et seq; the
- --------------------------------------------------------------------  ---
Comprehensive Environmental Response, Compensation and Liability Act, as
- ------------------------------------------------------------------------
amended, 42 U.S.C. (S) 9601 et seq.; the Water Pollution Control Act, 33  U.S.C.
- -----------------------------------  -------------------------------------------
(S) 1251 et seq.; the Hazardous Substance Discharge: Reports and Notices Act,
- ----------------  -----------------------------------------------------------
N.J.S.A. 13: IX-IS et seq.; together with any amendments thereto, regulations
- --------------------------
promulgated thereunder and all substitutions thereof, as well as words of similar purport or meaning referred to in any other Regulations, and any all amendments thereto and the regulations and orders promulgated thereunder (collectively, "Environmental Laws"). Tenant shall, at Tenant's own expense, make all submissions to, provide all information to, and comply with all requirements of, the Industrial Site Evaluation Element ("the ISEE") of the New Jersey Department of Environmental Protection ("NJDEP") or any other governmental entity. Should the ISEE or any other division of NJDEP or any other governmental entity determine that a cleanup plan be prepared or that any other action be taken and that a cleanup of the Premises or other action be undertaken, then Tenant shall, at Tenant's own expense, prepare and submit the required plans and financial assurances, carry out the approved plans or required actions and obtain all requisite approvals or consents of applicable governmental entities. Tenant's obligations under this Article shall arise if there is a "closing, termination or transferring" of operations (as such term is defined in ISRA) or if any other triggering event or activity occurs which falls under the purview of the statutes hereinbefore referred, including but not limited to a transfer of ownership. Tenant shall commence its submission to the ISEE in anticipation of the end of the Lease Term no later than nine (9) months prior to the expiration of the Lease Term. Tenant shall obtain either (A) a negative declaration approval; (B) final approval of cleanup; (C) a de minimis quantity exemption; or (D) a letter of non-applicability (collectively referred to as the "ISRA Clearance") from the NJDEP no later than thirty (30) days prior to the expiration or earlier termination of this Lease.

34.3 - At no expense to Landlord, Tenant shall, in addition to the foregoing, promptly provide all information reasonably requested by Landlord for preparation of non-applicability affidavits or otherwise related to Tenant's obligations hereunder. Tenant shall promptly sign such affidavits when requested by Landlord. Tenant shall indemnity, defend and save harmless Landlord from and against all fines, suits, procedures, claims and actions of any kind arising out of or in any way connected with any spills or discharges of hazardous substances or wastes in or about the Premises which occur during the term of this Lease; and from all fines, suits, procedures, claims and actions of any kind or nature arising out of Tenant's failure to provide all information, make all submissions and take all actions required by the ISEE or any other division of NJDEP or any other governmental entity. Tenant's obligations and liabilities under this Article shall survive the expiration of this lease term and shall continue so long as Landlord remains responsible for the cleanup of any spills or discharges of hazardous substances or wastes in or about the Premises which occur during the term of this Lease or for any other fines, suits, proceedings, claims or actions of any kind or nature whatsoever arising out of Tenant's failure to provide all information, make, all submissions or take all actions required by the ISEE, any other division of NJDEP or any other governmental entity. Tenant's failure to abide by the terms of this Article shall be restrainable by injunction.

34.4 - Landlord reserves the right from time to time, but not more than once a year, except in the event of an emergency, during the term and any renewal term hereof, at Tenant's reasonable cost and expense not to exceed $1500 per year, to have the Premises inspected by environmental engineers and/or specialists reasonably acceptable to Tenant but of Landlord's choosing, for the purpose of determining compliance by Tenant with any environmental laws, rules and regulations applicable to Tenant's operations in or about the Premises and with the terms and conditions of this Lease dealing with environmental matters, including without limitation, the provisions of this
Section 34.4. If the environmental assessment or report resulting from such inspection discloses any non-compliance, Tenant shall immediately following receipt of the environmental assessment take all such steps as are necessary to put the Premises into compliance, including without limitation, cleaning up any spills or other emissions of hazardous and/or toxic substances or wastes.

34.5 - If Tenant fails to obtain the ISRA Clearance or fails to clean up the Premises pursuant to the provisions of this Section, prior to the expiration or earlier termination of this Lease, Landlord shall have the right, without the obligation, in addition to all other rights and remedies available to Landlord under this Lease and at law, to consider this Lease as having ended or to treat
Tenant as a holdover tenant in possession of the Premises.   If Landlord
considers the Lease as having ended, then Tenant shall nevertheless be obligated to promptly obtain the ISRA Clearance. If Landlord treats Tenant as a holdover tenant in possession of the Premises, Tenant shall monthly pay to Landlord the rent and additional rent which Tenant otherwise would have paid as a holdover tenant, until such time as Tenant obtains the ISRA Clearance, and during the holdover period, all terms, conditions, and covenants of this Lease shall remain in full force and effect with the exception of any option to renew or purchase rights, which option and rights shall be deemed null and void and of no further force or effect.

34.6 - If ISRA is not applicable to the closing, terminating or transferring of operations by Tenant at the Premises, then Tenant shall, at Landlord's option, hire a consultant satisfactory to Landlord to undertake at Landlord's direction, sampling at the Premises sufficient to determine whether Tenant's operations have resulted in a spill or discharge of Hazardous Materials in, on, under, at
or about the Premises.   Should the sampling reveal any spill or discharge of
Hazardous Materials, Tenant shall, at Tenant's own cost and expense, promptly undertake all action required by pursuant to all Environmental Laws, including without limitation, posting all financial assurances required.

34.7 - The term "Hazardous Materials" shall include, without limitation, any regulated substance, toxic substance, hazardous substance, hazardous waste, pollution, pollutant or contaminant, as defined or referred to in any Environmental Law.

34.8 - Tenant shall, at no cost to Landlord, promptly deliver to Landlord:

          (a) A certified, true and complete copy of all documents, including without limitation all submissions, notices, permits, applications, reports, registrations, filings, sampling plans, cleanup plans, diagrams, charts, analysis, maps, conclusions, quality assurance/quality control documentation and correspondence provided by or on behalf of Tenant to any governmental authority;

          (b) A certified, true and complete copy of all documents, including without limitation all submissions, notices, permits, reports, registrations, directives, orders, filings, sampling plan approvals, cleanup plan approvals or any other approvals or denials, and correspondence provided by any governmental authority to Tenant or Tenant's representatives; and

          (b) A certified, true and complete copy of all sampling and test results obtained from samples and tests taken at, in, on, under or about the Premises by or on behalf of Tenant.

34.9 - Tenant shall notify Landlord in advance of all meetings, site inspections, and/or sampling events scheduled by or with any governmental authority by or with Tenant or any representative of Tenant, and Landlord shall have the right, without the obligation, to attend and participate in any such meeting, site inspection and/or sampling event.

34.10 - All references to Tenant shall mean Tenant and its employees, agents, assigns, subcontractors, licensees, invitees, customers, suppliers, subtenants or occupants.

ARTICLE 35 - OPTION TO RENEW
             ---------------

35.1 - Provided that Tenant is not in default beyond any applicable grace period, Tenant shall have an option to extend the term of the Lease, as amended hereby, for two additional periods of five (5) years each commencing on the expiration of the initial Term hereof and expiring five (5) years thereafter (the "first renewal period") and commencing upon the expiration of the first renewal period and expiring five (5) years thereafter (the "second renewal period") upon the following terms and conditions:

          (a) Tenant shall with respect to either renewal period exercise its option to renew, if at all, by furnishing Landlord with written notice which shall be received by Landlord at least nine (9) months prior to the initial expiration date of the term of this lease, or the expiration of the first renewal period, as the case may be, time being strictly of the essence. The failure of Tenant to furnish such notice to Landlord in a timely manner as provided shall constitute a waiver by Tenant of Tenant's option to renew the term and/or first renewal period hereof and shall release Landlord from any obligation to extend or further extend the term.

          (b) All of the terms, covenants and conditions set forth in this Lease and applicable to the initial term hereof shall apply to the first renewal period and, as applicable, the second renewal period, except the provision of this article with respect to the payment of Minimum Rent.

          (c) The Minimum Rent payable during the first renewal period shall be equal to the Minimum Rent payable immediately prior to the expiration of the prior term, increased by fifty (50%) percent of the percentage increase between the Consumer Price Index for December, 2001 and the Consumer Price Index for the month of December, 2006 but in no event to exceed an increase of fifteen percent (15%). In no event shall any adjustment based upon the Consumer Price Index result in a reduction of the Base Rent. For the purposes of this Section, the term "Consumer Price Index" means the "All Items" Index for the New York - Northeastern New Jersey Area of the "Consumer Price Index for all Urban Consumers"

(Revised CPI-U) (1982-84=100) published by the Bureau of Labor Statistics of the U.S. Dept. of Labor (or such successor index as may hereafter replace said Consumer Price Index). If any revisions or changes in the base period of said Consumer Price Index are made by the Bureau of Labor Statistics or its successor during the interim period, the statistics used in such revised or changed Index shall be corrected or weighted to correspond to the statistics used in the Index in effect for the month immediately preceding the commencement of the term hereof. In the event that the Consumer Price Index is discontinued and not replaced with an equivalent index of an agency of the United States government, the nearest equivalent consumer price index of any other public or private organization in the United States, as determined by Landlord, shall be used for any purpose for which the Consumer Price Index is to be used in this Lease.

          (d) The annual Base Rent payable during the second renewal period shall be equal to ninety-five percent (95%) or the prevailing fair market rental paid for comparable flex/office space (totally excluding the value of all of Tenant's Alterations in arriving at comparability) in the Princeton area (the "Comparison Area"), as of the date which is six (6) months prior to the expiration of the first renewal period, as mutually determined by the parties using their best good faith efforts at the time of the exercise of the renewal option hereunder. If the parties are unable to agree upon the fair market rental of comparable space no later than five (5) months prior to the expiration of the first renewal period, such one (1) month period representing the "Mutual Agreement Period", said rental rate shall be determined by arbitration in the following manner:

               (i) Landlord and Tenant shall each appoint one arbitrator who shall, by profession, be an M.A.I. real estate appraiser, who shall have been active over the five (5) year period ending on the date of Tenant's exercise of said option in the appraisal of commercial and industrial properties in the Comparison Area. Each such arbitrator shall be appointed within fifteen (15) days after the expiration of the thirty (30) day mutual agreement period described hereinabove.

               (ii)  The two arbitrators so appointed shall, within fifteen
(15) days of the date of the appointment of the last appointed arbitrator agree upon and appoint a third arbitrator who shall be qualified based upon the same criteria set forth hereinabove or qualification of the initial two arbitrators.

               (iii) The three arbitrators shall within thirty (30) days of the appointment of the third arbitrator reach a decision and notify Landlord and Tenant thereof.

               (iv) The decision of the majority of the three arbitrators shall be binding upon Landlord and Tenant. Failure of a majority of said arbitrators to reach agreement shall result in the prevailing fair market rental for comparable space in the Comparison Area being designated by averaging the appraisals for the three arbitrators, ignoring for the purposes of such averaging any portion of the high and low appraisal which is more than ten (10%) percent in excess of or less than the middle appraisal.

               (v) If either Landlord or Tenant fails to appoint an arbitrator within the time period in subparagraph (i) hereinabove, the arbitrator appointed by one of them shall reach a decision, notify Landlord and Tenant thereof, and such arbitrator's decision shall be binding upon Landlord and Tenant.

               (vi) If the two arbitrators fail to agree upon and appoint a third arbitrator, such matter shall be forthwith submitted to arbitration under the provisions of the American Arbitration Association.

               (vii) The cost of Landlord' arbitrator shall be borne by Landlord, the cost of Tenant's arbitrator shall be borne by Tenant, and the cost of the third arbitrator and any other costs of the arbitration shall be paid by Landlord and Tenant equally.

               (viii) In no event shall the annual Base Rent payable during the renewal period be less than the annual Base Rent payable immediately preceding the renewal period of this Lease.

          (e) The option to renew granted to Tenant is personal to Tenant and may not be exercised or assigned, voluntarily or involuntarily, by or to any other person or entity other than Tenant.

ARTICLE 36 - RIGHT OF FIRST OFFER TO PURCHASE
             --------------------------------

36.1 - Provided that Tenant is not in default of any of its obligations or covenants under this Lease, in the event Landlord desires to sell its leasehold interest in the Premises, Landlord agrees that it will give Tenant notice of Landlord's intention to list the Premises for sale, together with the terms upon which Landlord intends to list the Premises ("Landlord's Offer Notice"). Tenant shall be deemed to have waived its rights under this Section, unless Tenant notifies Landlord within ten (10) days of Tenant's receipt of Landlord's notice that Tenant is willing to purchase Landlord's interest in the Premises upon the terms similar to those set forth in Landlord's notice. In the event Tenant notifies Landlord of its willingness to purchase the Premises, Tenant shall have twenty (20) days from Tenant's receipt of Landlord's notice to negotiate with Landlord a purchase agreement acceptable to both parties. In the event that the parties cannot reach agreement, Landlord shall be entitled to market the Premises to others, provided however that if Tenant notified Landlord of its willingness to purchase the Premises and Landlord and Tenant failed to negotiate an acceptable purchase agreement, and thereafter Landlord elects to market the Premises for less than ninety (90%) percent of the price which Tenant had been willing to pay as its final offer in the preceding negotiations, then Landlord must again provide Tenant with Landlord's Offer Notice, revised to reflect the revised amount for which the Premises will be marketed (the "Revised Notice"). Thereafter Tenant shall have a period of ten (10) days from the receipt of the Revised Notice to indicate in writing to Landlord its willingness to match the terms of such offer, and Tenant shall have twenty (20) days from Tenant's receipt of Landlord's Revised Notice to negotiate with Landlord a purchase agreement acceptable to both parties. In the event that the parties cannot reach agreement, Landlord shall be entitled to market the Premises to others, provided that if Landlord thereafter desires to market the Premises for less than ninety (90%) percent of the price which Tenant had been willing to pay as its final offer in the immedaitely preceding negotiations, Landlord shall be required to again offer the Premises to Tenant pursuant to the above provisions. Nothing contained herein shall be deemed to grant Tenant an option to purchase the Premises or a right of first refusal, nor to impose upon Landlord any obligation or liability to enter into an agreement with Tenant for the sale of the Premises.

ARTICLE 37 - SECURITY
             --------

37.1 - Tenant shall obtain at its sole cost and expense, and shall deposit with Landlord at the time of the execution of this Lease, an unconditional, clean, irrevocable and assignable letter of credit (the "Letter of Credit"), issued by a bank satisfactory to Landlord with banking operations in the State of New Jersey, in form and substance satisfactory to Landlord, in the amount (in United States dollars) of $1,000,000.00 as security for the faithful performance and observance by Tenant of any terms, provisions and conditions of this Lease, the nonperformance of which would obligate Landlord to incur any financial obligations, (including but not limited to, Tenant's financial obligations for Rent and for the costs of restoration of the Premises upon the expiration or earlier termination of the Term). It is agreed that in the event Tenant defaults in respect of any of the terms, provisions and conditions of this Lease, including but not limited to the payment of Fixed Rent and Additional Rent, Landlord may use, apply or retain the whole or any part of the security so deposited to the extent required for the payment of any Fixed Rent, Additional Rent, assessments and levies or any other sum as to which Tenant is in default, or for any sum which Landlord may expend or may be required to expend by reason of Tenant's default in respect of any of the terms, covenants and conditions of this Lease, including but not limited to, any damages or deficiency in the reletting of the Premises, whether such damages or deficiency accrued before or after summary proceedings or other re-entry by Landlord. The Letter of Credit shall (i) specify that it is irrevocable and, at the direction of Landlord, assignable to Landlord's successors and assigns of Landlord's interest under this Lease, at Tenant's sole cost and expense, (ii) be addressed to Landlord,
(iii) be payable upon each presentation of a sight draft, accompanied by a statement signed by an authorized official of Landlord certifying that Tenant is in default hereunder, and (iv) be payable from the date of issuance up to a date which is not less than one year from the date of issuance. Landlord shall deliver to Tenant a copy of the certificate of Tenant's default presented by Landlord in connection with any draw upon the Letter of Credit. Tenant shall, not later than thirty (30) days prior to the expiration of the Letter of Credit or any replacements, substitutions or extensions thereof, as the case may be, furnish Landlord with a new letter of credit in accordance with the foregoing or an extension of the Letter of Credit then in effect. Upon an event of default under this Lease or if Tenant fails to furnish a new letter of credit or an extension as aforesaid within thirty (30) days prior to the expiration of the Letter of Credit or any replacement or extension thereof, Landlord may immediately draw upon the Letter of Credit in accordance with the terms hereof and apply the proceeds thereof in accordance with the provisions of this Section 37.1.

ARTICLE 38 - GENERAL PROVISIONS
             ------------------

38.1 - Tenant represents and agrees that it has not directly or indirectly dealt with any real estate brokers other than Keller, Dodds and Woodworth, Inc. in connection with this transaction. Tenant agrees to hold Landlord harmless from and against any claims for brokerage commission or finder's fee arising out of or based an any actions of Tenant with any other broker or brokers.

38.2 - The laws of the State of New Jersey shall govern the validity, performance and enforcement of this Lease.

38.3 - The invalidity of one or more phrases, articles, sections, sentences, clauses or paragraphs contained in this Lease shall not affect the remaining portions of this Lease or any part thereof, and in the event that any one or more of the phrases, articles, sections, sentences, clauses or paragraphs contained in this Lease should be declared invalid by the final order, decree or judgment of a court of competent jurisdiction, this Lease shall be construed as if such invalid phrases, articles, sections, sentences, clauses or paragraphs had not been inserted herein.

38.4 - Tenant shall not record this Lease, but if either party should desire to record a short form Memorandum of Lease setting forth only the parties, the Premises and the term, such Memorandum of Lease shall be executed, acknowledged and delivered by both parties upon notice from either party.

38.5 - Tenant agrees to give any mortgagees, by Registered Mail, a copy of any Notice of Default served upon the Landlord, provided that prior to such notice tenant has been notified, in writing, (by way of Notice of Assignment of Rents and Leases, or otherwise) of the address of such mortgagees. Tenant further agrees that if Landlord shall have failed to cure such default within the time provided for in this Lease, then the mortgagees shall have an additional thirty
(30) days within which to cure such default or if such default cannot be cured within that time, then such additional time as may be necessary if within such thirty (30) days, any mortgagee has commenced and is diligently pursuing the remedies necessary to cure such default (including not but limited to commencement of foreclosure proceedings, if necessary to effect such cure), in which event this Lease shall not be terminated while such remedies are being so diligently pursued. Tenant reserves the right to withdraw or limit any such Notice of Default and to remain in the Premises during such efforts to cure Landlord's default.

               IN WITNESS WHEREOF, Landlord and Tenant have caused their names to be signed and their seals affixed the day and year first above written.

Witness:                             ONE RESEARCH WAY PARTNERS, a
                                     New Jersey limited partnership,
                                     Landlord


_________________________________

     By:__________________________________________
                                         Jon Lundberg
                                         General Partner


_________________________________

     By:__________________________________________
                                         C. Lawrence Keller

                                               General Partner




_________________________________  By:

______________________________________________
                                               Stuart Alpert
                                               General Partner




Attest:                      THE LIPOSOME COMPANY, INC.,
                                   Tenant

_________________________________  By:

______________________________________________